AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment") is entered into this 16th day of May, 1996 by and between Campo Electronics, Appliances and Computers, Inc., a Louisiana Corporation (the "Company") and Donald E. Galloway (the "Executive").

                           WITNESSETH:

     WHEREAS, the Executive is presently employed by the Company as the Senior Vice President of Sales and Marketing, said employment being
pursuant  to  an  Employment  Agreement  dated  December  16,   1993   (the
"Agreement").

     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") recognizes that the Executive's contribution to the growth and success of the Company has been substantial and desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company, and the Executive desires to continue to serve the Company on a full-time basis and upon the terms and conditions of the Agreement as herein amended.

     NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties and the mutual covenants set forth in the Agreement, the parties hereto hereby agree to amend the Agreement as follows:

     1. The Initial Term of the Agreement as defined in Section 3 of the Agreement is hereby extended through December 31, 1997. Executive's compensation during the fourth year of the extended Initial Term shall remain the same as currently provided in Section 4 of the Agreemetn for the third year of the Initial Term.

     2. The existing language of Section 6 of the Agreement is hereby deleted in its entirety and the following language is substituted therefor:

          6. Termination; Severance Benefits. (a) This Agreement and the Employment of the Executive shall terminate:

               (i)  upon  the expiration of the Initial
                    Term of this Agreement set forth in
                    Section 3 hereof;

               (ii) upon the death of the Executive;

               (iii)by  the   Company   for  Cause  (as
                    hereafter defined);

               (iv) upon  the dissolution,  but  not  a
                    Change  of  Control  (as  hereafter
                    defined) of the Company; or

               (v)  by  the  Executive  for Good Reason
                    (as hereafter defined)

          (b) For purposes of this Section 6, the term "Cause" shall mean any of the following:

               (i)  the  Executive's conviction of  any
                    felony or any crime involving moral
                    turpitude  or  any  other  criminal
                    activity   or   unethical   conduct
                    which, in the good faith opinion of
                    the   Board  of  Directors  of  the
                    Company, would seriously impair the
                    Executive's  ability to perform his
                    duties hereunder  or  would  impair
                    the   business  reputation  of  the
                    Company;

               (ii) the Executive's  breach  of  any of
                    his fiduciary duties to the Company
                    which breach adversely affects  the
                    business of the Company;

               (iii)the  Executive's  continued neglect
                    or  failure, after written  demand,
                    to discharge  his  duties hereunder
                    or  to  obey  a  specific   written
                    direction   from   the   Board   of
                    Directors of the Company.

     It is expressly understood that the Executive's attention to or engagement in matters not directly related to the business of the Company shall not provide a basis for termination for Cause if such attention or engagement is authorized by the terms of this Agreement or has otherwise been approved by the Board of Directors of the Company.

     Notwithstanding the foregoing, the Executive's employment may not be terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board of Directors of the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in this subparagraph (b) and specifying the particulars thereof in detail.

          (c) For purposes of this Section 6, a "Change of Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof, provided that, without limitation, such a change of control shall be deemed to have occurred if (i) any person, other than the Company or any person who on the date hereof is a shareholder, director, officer or affiliate of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

          (d) For purposes of this Section 6, the term "Good Reason" shall mean any of the following:

               (i)  A   reduction  in  the  Executive's
                    annual  Base  Compensation  or  the
                    annual   bonuses   set   forth   in
                    Sections  4.1.1  and  4.1.2,  or  a
                    failure  by  the  Company to pay to
                    the  Executive  any installment  of
                    his  annual  Base  Compensation  or
                    annual bonuses required pursuant to
                    Section  4  hereof,  which  failure
                    continues for a period  of  10 days
                    after  written  notice  thereof  is
                    given  by  the  Executive  to   the
                    Company; or

               (ii) The    Company's    requiring   the
                    Executive  to  be  based   anywhere
                    other  than  in  the  New  Orleans,
                    Louisiana metropolitan area, except
                    for   travel   on   the   Company's
                    business  to  an  extent consistent
                    with  his  obligations  under  this
                    Agreement.

          (e) Except as otherwise provided in subparagraph (g) below: (i) if the Employment of the Executive is terminated by the Company during the Initial Term of this Agreement for any reason other than for Cause or by the Executive for Good Reason, the Executive shall be entitled to receive a cash payment in an amount equal to his then current Base Compensation multiplied by the number of years remaining in such Initial Term, provided however that such payment shall in no event be equal to less than one full year's Base Compensation, (ii) if the Employment of the Executive is terminated by the Company after such Initial Term for any reason other than for Cause or by the Executive for Good Reason, Executive shall be entitled to receive a cash payment in an amount equal to one full year's then current Base Compensation, and (iii) if the Employment of the Executive is terminated by the Company as direct result of, and within 180 days of, a Change of Control of the Company, the Executive shall be entitled to receive a cash payment in an amount equal to three times his then current Base Compensation and bonus prescribed in Section 4.1.2 above for the most recently completed fiscal year. If the Employment of the Executive is terminated by the Company for Cause or by the Executive for any reason other than for Good Reason, the Executive shall not be entitled to receive any severance pay or benefits hereunder.

          (f) Executive shall not be required to mitigate damages on the amount of any payment provided for hereunder nor shall the amount of any payment provided for hereunder be reduced by a compensation earned by Executive as a result of employment by another employer.

          (g) Termination of the Executive's Employment upon expiration of the term of this Agreement pursuant to Section 3 hereof or on account of the death or disability of the Executive shall not be considered a termination of the Executive's Employment by the Company and will not require the Company to pay any severance pay pursuant to subparagraph
     (e) above or any other benefits or payments hereunder except for such benefits as may be payable pursuant to any of the Company's employee benefit plans.

          (h) Any purported notice of termination of the Executive's Employment (other than a notice given by either pursuant to Section 3 hereof) shall be communicated in writing delivered to the other party as provided in Section 10 hereof. A notice of termination shall specify the termination provision relied upon by the party giving such notice and shall set forth in detail such facts and circumstances claimed by such party to provide a justified basis for termination of the Executive's Employment under the provision(s) so indicated.

     3. Section 10 of the Agreement is hereby amended to set forth the following current addresses of the parties for purposes of notice:

          (a)  If to the Company:

               Campo Electronics, Appliances and Computers, Inc.
               109 Northpark Blvd., Suite 500
               Covington, LA 70433

or at such other address as the Company may have advised Executive in writing; and

          (b) If to the Executive:

               Campo Electronics, Appliances and Computers, Inc.
               109 Northpark Blvd., Suite 500
               Covington, LA 70433


     4. Except as specifically amended herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect, and the Agreement, as amended herein shall constitute the entire understanding and agreement among the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                              CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.

                              By: /s/ Mervin L. Trail, M.D.
                                  ________________________________________
                                   Name:  Mervin L. Trail, M.D.
                                   Title:  Chairman, Compensation Committee


                              EXECUTIVE:

                              /s/ Donald E. Galloway
                              _______________________________________
                              DONALD E. GALLOWAY





                       July 12, 1996



Mr. Donald E. Galloway
1220 Bluewater Drive
Mandeville, LA 70471

Dear Don:

     You have advised Campo Electronics, Appliances and Computers, Inc. (Campo) that you desire to terminate your employment with the company effective immediately. The purpose of this letter is to set forth the terms and conditions which have been freely and mutually agreed upon by you and Campo in connection with your separation from employment with Campo, effective July 12, 1996.

     In consideration for the obligations which you agree to undertake, Campo agrees to do the following:

     1. Pay in full to you all salary, wages and other benefits, compensation or remuneration owed and due to you arising out of or related to your employment with Campo through July 12, 1996, less applicable federal, state and local income taxes and social security taxes;

     2. Pay to you an additional twelve (12) month's salary, representing severance pay, less applicable federal, state and local income taxes and social security taxes, which amount shall be payable by Campo in twenty-six
          (26) installments on the same days salary checks would have been received by you had you continued to be in the employ of Campo and as set forth in Attachment 1;

     3. Pay to you an additional two (2) weeks salary, representing accrued and unused vacation pay, less applicable federal, state, and local income taxes and social security taxes, which sum shall be payable during the seventh period after the effective date of termination of your employment relationship with Campo;

     4. Release the 5,000 shares of restricted stock to be issued on July 1997 and issue now; and

     5. Provide you with a favorable letter of recommendation, if desired.

     In exchange for the above described consideration, the value and sufficiency of which is hereby acknowledged, you agree to voluntarily release Campo and Campo's officers, agents, directors, employees, shareholders and insurers from any and all claims of whatsoever nature and kind which may have arisen from any act done, or not done, relating in any way to your employment with Campo, including, but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, the Employee Retirement Income Security Act (ERISA), the Fair Labor Standards Act, the Americans With Disabilities Act, and any other federal, state or local law, regulation or ordinance. You further agree that, in consideration for the payments and other obligations undertaken by Campo pursuant to this letter agreement, you will do the following:

     1. Resign from the Board of Directors of Campo as of the effective date of the termination of your employment with Campo.

     2. Return all Campo company property, if any, in your possession except for the company car which you may retain upon your selection of one of the following options available:

          a.   Lease car through 9/17/96 (lease up)
          b.   Purchase car by 7/23/96 for $26,254.17
          c. Lease car through 9/17/96 and purchase car for $24, 916.41

     3. Repay the balance of all loans from the Company to you, the total of which is $90,000.00; said repayment to be in accordance with Attachment 1.

     4. Agree that you will not, directly or indirectly for a period of one (1) year after the effective date of the termination of your employment with Campo:

          (a) own, manage, operate, control, consult, advise, promote, invest or acquire an interest in, be employed by, act as an agent on behalf of, allow your skill, knowledge, experience or reputation to be used by, or otherwise engage or participate in (whether as a proprietor, partner, shareholder, director, officer, employee, consultant, advisor, sales agent, joint venturer, investor, promotor or other participant in) any Competitive Business within the Restricted Market (as such terms are hereinafter defined); or

          (b) Solicit, induce, influence or attempt to influence any customer, supplier, distributor, sales agent, lender, lessor or any other person who has a business relationship with Campo, or who on the date of this letter had a business relationship with Campo or had in the past year engaged in discussions or negotiations to enter into a business relationship with Campo, to discontinue or reduce the extent of such relationship with Campo.

          For   purposes   of  this  non-competition  agreement,   the
          following terms have the meanings set forth below:

          "Business" - The business in which Campo is currently engaged, including the retail sale and installation of (i) major home appliances, including, but not limited to, microwave ovens, washing machines, dryers, air conditioners, dishwashers, refrigerators, freezers, ranges and vacuum cleaners; (ii) consumer electronics, including, but not limited to, televisions, video cassette recorders, camcorders, audio components, audio systems, portable audio equipment, car stereos, mobile telephones, automobile anti-theft devices and other mobile electronics; and (iii) home office products, including, but not limited to, personal computers, telephones, answering machines, fax machines, copiers, calculators and computer software.

          "Competitive Business" - Any business or line of business that (i) in whole or in part, as of the date of this letter agreement, is the same as, substantially similar to, or competitive with, any facet of the Business and (ii) operates, sells, markets, competes or derives revenue in the Restricted Market.

          "Restricted Market" - All parishes, counties and municipalities within the states of Louisiana, Mississippi, Arkansas, Texas, Alabama, Florida and Tennessee in which Campo is engaged in its Business as of the date of this letter agreement.

     5. Agree that you will not (except with the written consent of Campo) enter into business with or solicit (directly or indirectly), the employees, officers, managers or supervisors of Campo for a period of one
          (1) year after the termination of your employment relationship with Campo; and

     6. Agree that you will not disclose "confidential information" related to Campo to any person, firm or corporation, which "confidential information" shall mean any information of any nature and in any form which, at the time or times concerned, is not generally known to those persons engaged in business similar to that conducted by or contemplated by Campo, including but not limited to customer lists, new ideas, details of customer or supplier names, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, or any other non-public, confidential or proprietary information of Campo.

     You and Campo both agree that we will not display, discuss or publicize this letter agreement, the underlying terms of this agreement or the facts and circumstances leading to the separation of your employment with Campo. You and Campo further recognize that a violation of any of the terms and conditions of this agreement will give rise to a claim on the part of the injured party for breach of contract and may provide a basis to Campo, in the event of a breach by you, for Campo not paying to you the consideration set forth in this letter agreement in the event Campo believes it has been damaged by you as a consequence of any breach of this agreement.

     You should be aware that Campo does not believe that it has any liability to you other than for the payment of salary, wages and benefits through the date of separation of your employment relationship with Campo and that the benefits being offered herein are being offered solely and exclusively for settlement purposes. Accordingly, this agreement may not be utilized for any purpose other than that for which it is specifically intended. This letter agreement further supersedes any and all other agreements, either oral or in writing, between you and Campo with respect to your employment with Campo and contains all the covenants and agreements between you and Campo with respect to such employment in any matter whatsoever.

     The construction and interpretation of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana, provided, however, that any dispute regarding the reasonableness of the non-competition agreement set forth in Paragraph 4 on Page 2 hereof, or the territorial scope or duration thereof, shall be governed by the laws applicable to such dispute.

     By signing the attached copy of this letter agreement, you acknowledge that you have read, understand and agree to be bound by the terms and conditions set forth herein and recognize that Campo would not be taking the actions which it is obligating itself to take pursuant to this agreement were it not for your agreement to be so bound.

                         Very truly yours,

                         Campo Electronics, Appliances and Computers, Inc.

                         By: /s/ Anthony P. Campo
                            _________________________________________
                                       Anthony P. Campo


Enclosure


Agreed to and accepted this

22nd day of July, 1996.


/s/ Donald E. Galloway
__________________________________
Donald E. Galloway